UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 19, 2011

VERINT SYSTEMS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34807	11-3200514
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 South Service Road, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 962-9600

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a—12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d—2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On July 19, 2011, Verint Systems Inc. (“Verint”) issued a press release announcing that it had entered into a definitive agreement to acquire, upon closing, Vovici Corporation (“Vovici”), a privately held industry leader in enterprise feedback management solutions.  Under the terms of the agreement, Verint will be acquiring Vovici for a total cash consideration of approximately $56.5 million paid at closing, subject to certain adjustments, and potential additional cash payments not to exceed $19.9 million over 18 months, contingent upon certain future performance.  A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference into this Item 7.01 in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of Verint Systems Inc., dated July 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verint Systems Inc.

Date: July 19, 2011

	By:	/s/ Douglas E. Robinson
	Name:	Douglas E. Robinson
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Verint Systems Inc., dated July 19, 2011.